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EXHIBIT 4.15

CERTIFICATE OF TRUST
OF
UNIVISION CAPITAL TRUST I

        THIS Certificate of Trust of Univision Capital Trust I (the "Trust") is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. §3801 et seq.) (the "Act").

        1.    Name.    The name of the statutory trust formed hereby is Univision Capital Trust I.

        2.    Delaware Trustee.    The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention Corporate Trust Administration.

        3.    Effective Date.    This Certificate of Trust shall be effective upon filing.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate in accordance with Section 3811(a) of the Act.

WILMINGTON TRUST COMPANY
By:	/s/ DONALD G. MACKELCAN

Name:	Donald G. MacKelcan

Title:	Vice President

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CERTIFICATE OF TRUST OF UNIVISION CAPITAL TRUST I